UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
219 Terry Ave. N., Suite 300
Seattle, WA		98109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 378-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol(s)	on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2023, the Compensation Committee of the Board of Directors of Kineta, Inc. (the “Company”) recommended, and on April 12, 2023, the Company’s Board of Directors approved, (i) an increase in the annual base salary for each of the Company’s named executive officers (the “NEOs”), to be effective as of the Company’s next payroll period, and (ii) an increase in the target bonus percentages (each expressed as a percentage of base salary) for certain of the Company’s NEOs, to be applied to the target bonus percentages beginning with the bonuses to be awarded for fiscal year 2023 performance. Information with respect to the annual base salary and target bonus percentage increases for the NEOs is set forth opposite the names of the NEOs in the table below.

Name	Position	Prior Annual Base Salary	New Annual Base Salary	Prior Target Bonus Percentage	New Target Bonus Percentage
Shawn Iadonato	Chief Executive Officer and Director	$350,000	$500,000	50%	50%	*
Craig Philips	President	$292,000	$400,000	40%	40%	*
Keith Baker	Chief Financial Officer	$300,000	$350,000	35%	40%
Pauline Kenny	General Counsel and Secretary	$215,000	$325,000	30%	40%

* The target bonus percentages for Shawn Iadonato and Craig Philips remained unchanged at 50% and 40%, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2023

Kineta, Inc.

By:	/s/ Shawn Iadonato
Name:	Shawn Iadonato
Title:	Chief Executive Officer and Director